Exhibit 99.6
(Text of graph posted to Ashland Inc.'s website concerning
 Ashland Water Technologies average sales per shipping day)

Average Sales per Shipping Day ($ in millions)

	2009	2010	2011	2012	2013
January	7.014	7.320	7.599	6.687	6.778
February	7.206	7.106	7.403	6.579	6.649
March	6.422	6.967	7.425	6.772	6.768
April	6.945	6.121	7.476	6.787	6.632
May	7.075	7.146	7.763	6.594	6.687
June	6.959	7.255	7.710	6.611	7.108
July	7.260	7.266	7.983	6.860	6.823
August	7.203	6.794	7.334	6.458	6.645
September	7.314	7.630	7.737	7.309
October	6.737	6.843	7.097	6.305
November	7.911	7.633	7.683	7.033
December	6.895	7.347	7.397	7.142